For period ending June 30, 2006	Exhibit 77Q1

File number 811-3946

UBS MANAGED MUNICIPAL TRUST
SUB-ADVISORY AND SUB-ADMINISTRATION CONTRACT
Contract made as of April 1, 2006, between UBS FINANCIAL SERVICES INC. (UBS Financial Services), a Delaware corporation registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and as an investment adviser under the Investment Advisers Act of 1940, as amended (Advisers Act), and UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC. (UBS Global Americas), a Delaware corporation registered as an investment adviser under the Advisers Act.
WHEREAS, UBS Financial Services has entered into an Investment Advisory and Administration Contract dated September 10, 1990 (Advisory Contract) with UBS Managed Municipal Trust (Trust), an open-end management investment company registered under
the Investment Company Act of 1940, as amended (1940 Act),
which offers for public sale distinct series of shares of beneficial interest, each corresponding to a distinct portfolio; and WHEREAS, the Trusts Board of Trustees (Board) has
established UBS RMA California Municipal Money Fund and UBS
RMA New York Municipal Money Fund as series of shares of beneficial interest of the Trust (Series); and
WHEREAS, under the Advisory Contract UBS Financial Services
has agreed to provide certain investment advisory and administrative services to the Series; and
WHEREAS, the Advisory Contract authorizes UBS Financial
Services to delegate certain of its duties as investment
adviser and administrator under the Advisory Contract to a sub-adviser or sub-administrator; and WHEREAS, UBS Financial Services wishes to retain UBS Global Americas as sub-adviser and sub-administrator to provide certain investment advisory and administrative services to UBS Financial Services and each Series, and UBS Global Americas is willing to render such services as described herein upon the terms set forth below;
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, it is agreed between the parties as follows:
1. Appointment.  UBS Financial Services hereby appoints
UBS Global Americas as its sub-adviser and sub-administrator with respect to each Series, and UBS Global Americas accepts such appointment and agrees that it will furnish the services set forth in paragraph 2 below.
2. Services and Duties of UBS Global Americas.
(a) Subject to the supervision of the Board and UBS Financial Services, UBS Global Americas will provide a continuous investment program for each Series including investment research and management with respect to all securities, investments and cash equivalents held in the portfolio of each Series.  UBS Global Americas will determine from
time to time what securities and other investments will be purchased, retained or sold by each Series.
(b) UBS Global Americas agrees that in placing orders with brokers and dealers, it will attempt to obtain the best net result in terms of price and execution; provided that, on behalf of each Series, UBS Global Americas may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Series with research, analysis, advice and similar services, and UBS Global
Americas may pay to those brokers and dealers, in return
for research and analysis, a higher commission or spread
than may be charged by other brokers and dealers, subject
to UBS Global Americas determining in good faith that such commission or spread is reasonable in terms either of the particular transaction or of the overall responsibility of
UBS Global Americas to such Series and its other clients,
and that the total commissions or spreads paid by such Series will be reasonable in relation to the benefits to such Series over the long term. In no instance will portfolio securities be purchased from or sold to UBS Financial Services, UBS Global Americas or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. Whenever UBS Global Americas simultaneously places orders to purchase or sell the same security on
behalf of a Series and one or more other accounts advised by
UBS Global Americas, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. The Trust recognizes that in some cases this procedure may adversely affect the results obtained for a Series.(c) UBS Global Americas will oversee the maintenance of all books and records with respect to the securities transactions of each Series and will furnish the
Board with such periodic and special reports as UBS Financial Services or the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act,
UBS Global Americas hereby agrees that all records which it maintains for the Trust are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2
under the 1940 Act any records which it maintains for the
Trust and which are required to be maintained by Rule 31a-1
under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Trust
upon request by the Trust. (d) UBS Global Americas will
oversee the computation of the net asset value and net
income of each Series as described in the currently effective registration statement of the Trust under the Securities
Act of 1933, as amended, and the 1940 Act and any supplements thereto (Registration Statement), or as more frequently requested by UBS Financial Services or the Board.
(e) UBS Global Americas will assist in administering the
affairs of each Series, subject to the supervision of the
Board and UBS Financial Services, and further subject to
the following understandings:
(i) UBS Global Americas will supervise all aspects of
the operation of each Series except as hereinafter set
forth; provided, however, that nothing herein contained
shall be deemed to relieve or deprive the Board of its responsibility for and control of the conduct of affairs of the Trust and each Series. (ii) UBS Global Americas
will provide the Series with such administrative and
clerical personnel (including officers of the Trust)
as are reasonably deemed necessary or advisable by the
Board and UBS Financial Services, and UBS Global Americas
will pay the salaries of all such personnel.
(iii) UBS Global Americas will provide each Series with
such administrative and clerical services as are reasonably deemed necessary or advisable by the Board and UBS Financial Services, including the maintenance of certain of the books and records of each Series.(iv) UBS Global Americas will
arrange, but not pay for, the periodic preparation, updating, filing and dissemination (as applicable) of the Trusts Registration Statement relating to the Series, proxy material, tax returns and reports to shareholders of each Series, the Securities and Exchange Commission and other
appropriate federal or state regulatory authorities.
(v) UBS Global Americas will provide each Series with,
or obtain for it, adequate office space and all necessary
office equipment and services, including telephone
service, heat, utilities, stationery supplies and
similar items.3. Duties Retained by UBS Financial Services.
UBS Financial Services will continue to provide to the Board and each Series the services described in subparagraphs 3(e),
(f) and (g) of the Advisory Contract.
4. Further Duties.  In all matters relating to the performance of this Contract, UBS Global Americas will act in conformity with the Declaration of Trust, By-Laws and Registration Statement of the Trust and with the instructions and directions of the Board and UBS Financial Services, and will comply with
the requirements of the 1940 Act, the rules thereunder, and
all other applicable federal and state laws and regulations.
5. Services Not Exclusive. The services furnished by UBS Global Americas hereunder are not to be deemed to be exclusive, and UBS Global Americas shall be free to furnish similar
services to others so long as its services under this
Contract are not impaired thereby.  Nothing in this
Contract shall limit or restrict the right of any
director, officer or employee of UBS Global Americas,
who may also be a trustee, officer or employee of
the Trust, to engage in any other business or to
devote his or her time and attention in part to the
management or other aspects of any other business,
whether of a similar nature or a dissimilar nature.
6. Expenses.  During the term of this Contract, UBS
Global Americas will pay all expenses incurred by
it in connection with its services under this Contract.
7. Compensation.  For the services provided and expenses
assumed by UBS Global Americas pursuant to this Contract
with respect to each Series, UBS Financial Services will
pay to UBS Global Americas  a percentage of the fee
received by UBS Financial Services pursuant to the
Advisory Contract with respect to such Series, such
percentage to be equal to, on an annual basis, 0.08%
of such Series average daily net assets, such
compensation to be paid monthly.8. Limitation of
Liability of UBS Global AM.  UBS Global Americas will
not be liable for any error of judgment or mistake of
law or for any loss suffered by UBS Financial Services
or the Trust or the shareholders of any Series in
connection with the performance of this Contract,
except a loss resulting from willful misfeasance,
bad faith or gross negligence on its part in the
performance of its duties or from reckless disregard
by it of its obligations or duties under this Contract.
Any person, even though also an officer, director,
employee, or agent of UBS Global Americas  who may
be or become an officer, trustee, employee or
agent of the Trust, shall be deemed, when rendering
services to a Series or the Trust or acting with
respect to any business of such Series or the Trust,
to be rendering such services to or acting solely
for the Series and not as an officer, director,
employee, or agent or one under the control or
direction of UBS Global Americas  even though paid by it.
9. Duration and Termination.
(a) This Contract will become effective upon the
date hereabove written provided that, with respect
to a Series, this Contract shall not take effect
unless it has first been approved (i) by a vote
of a majority of those trustees of the Trust who
are not parties to this Contract or interested persons
of any such party, cast in person at a meeting called
for the purpose of voting on such approval, and (ii)
by the Board or with respect to any given Series, by
vote of a majority of the outstanding voting
securities of such Series.
(b) Unless sooner terminated as provided herein,
this Contract will continue automatically for
successive periods of 12 months each, provided
that such continuance is specifically approved at
least annually (i) by a vote of a majority of
those trustees of the Trust who are not parties
to this Contract or interested persons of any
such party, cast in person at a meeting called
for the purpose of voting on such approval, and
(ii) by the Board or, with respect to a Series,
by vote of a majority of the outstanding voting
securities of such Series.
(c) Notwithstanding the foregoing, with respect
to either or both Series, this Contract may be
terminated by either party hereto at any time,
without the payment of any penalty, on sixty days
written notice to the other party; this Contract
also may be terminated at any time, without
the payment of any penalty, by vote of the Board,
or by vote of a majority of the outstanding
voting securities of such Series on sixty days
written notice to UBS Global Americas and UBS
Financial Services.  Termination of this
Contract with respect to one Series shall in no
way affect the continued validity of this
Contract or the performance thereunder with
respect to the other Series.  This Contract
will automatically terminate in the event of
its assignment and will automatically terminate
upon termination of the Advisory Contract.
10. Amendment of This Contract.  No provision
of this Contract may be changed, waived, discharged
or terminated orally, but only by an instrument in
writing signed by the party against which enforcement
of the change, waiver, discharge or termination
is sought, and no amendment of this Contract
as to a Series shall be effective until
approved by vote of a majority of such
Series outstanding voting securities.
11. Governing Law.  This Contract shall
be construed in accordance with the laws of
the State of Delaware and the 1940 Act.  To the
extent that the applicable laws of the State of
Delaware conflict with the applicable provisions
of the 1940 Act, the latter shall control.
12. Miscellaneous.  The captions in this Contract
are included for convenience of reference only and
in no way define or delimit any of the provisions
hereof or otherwise affect their construction or effect.
If any provision of this Contract shall be held or made
invalid by a court decision, statute, rule or
otherwise, the remainder of this Contract shall not
be affected thereby.  This Contract shall be binding
upon and shall inure to the benefit of the parties
hereto and their respective successors.  As used
in this Contract, the terms majority of the
outstanding voting securities, interested person
and assignment shall have the same meaning
as such terms have in the 1940 Act.
IN WITNESS WHEREOF, the parties hereto have
caused this instrument to be executed by their
officers designated below as of the day and year
first above written.
UBS FINANCIAL SERVICES INC.
Attest:/s/ Robert Zakem By:/s/ Stephen Roussin
Name:  	Robert Zakem Name: Stephen Roussin
Title:		Executive Director Title:
Managing Director & Head of ICS

UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC
Attest:/s/ Eric Sanders By:/s/ Keith A. Weller
Name: 	Eric Sanders	Name:  Keith A. Weller
Title: 	Director and Assoc. Gen. Counsel
Title: 	Executive Director & Sr. Assoc. Gen. Counsel